EXHIBIT 99.1

Spirit of Texas Bancshares, Inc. Reports Third Quarter 2018 Financial Results

The Company Experienced Increased Margin Expansion in Q3 by Obtaining Favorable Pricing on its Organic Loan Portfolio and Increased Noninterest-Bearing Deposits

CONROE, Texas, Oct. 23, 2018 (GLOBE NEWSWIRE) -- Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (the “Company”), the bank holding company for Spirit of Texas Bank, today reported its results for its third quarter ended September 30, 2018.

  Net income increased to $2.8 million in the third quarter 2018 compared to $2.0 million in the third quarter 2017. Adjusted net income(1)  for the third quarter 2018 was $3.0 million which excluded $215 thousand of after-tax merger related expenses.
  Diluted earnings per share was $0.27 in the third quarter 2018 compared to $0.26 in the third quarter 2017.  Adjusted diluted earnings per share(1) was $0.29, respectively, for the third quarter of 2018 which excluded $215 thousand of after-tax merger related expenses.
  Average diluted share count increased 11% from last quarter, or 1 million shares, to 10.4 million shares in the third quarter. This increase is primarily driven by recognizing the full impact of shares issued in May of this year as part of our IPO.
  Reported and Tax Equivalent Net Interest Margin(1) both expanded by 8 basis points to 4.60% and 4.65%, respectively, for the third quarter 2018.
  Noninterest-bearing deposit growth of $24.1 million or 52.1% annualized during the quarter.
  Organic loan growth of $36.6 million or 15.8% annualized during the quarter.
  Return on Average Assets was 1.01% annualized for the third quarter 2018 including the merger related expenses.
  Book value per share was $15.38 at September 30, 2018. Tangible book value per share(1) was $14.62 at September 30, 2018.
  Total Stockholders’ Equity to Total Assets was 13.69% at September 30, 2018. Tangible Equity to Tangible Assets(1) was 13.10% at September 30, 2018.

Dean Bass, Spirit of Texas Bancshares’ Chairman and Chief Executive Officer, stated, “We are pleased to report solid third quarter results that represented improved profitability, margins and continued organic growth.  We are also on track to close our acquisition of Comanche National Bank in the fourth quarter of 2018, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of Comanche’s and Spirit’s shareholders.  Our acquisition pipeline continues to be robust in our target markets.”

Loan Portfolio and Composition

During the quarter, the loan portfolio, gross of the allowance for loan losses, grew to $954.1 million as of September 30, 2018, an increase of 4.0% (or 15.8% annualized) from $917.5 million as of June 30, 2018 and 9.8% (or 13.1% annualized) from $869.1 million as of December 31, 2017.  Loan growth during the third quarter of 2018 was distributed among our commercial and industrial and real estate portfolios. The Company believes it is well-positioned for continued diversified loan growth based on our strategic presence in the Houston and Dallas/Fort Worth metropolitan areas, including the recently-announced acquisition of Comanche National Bank in North Central Texas, all of which are expected to continue to benefit from favorable economic conditions.

Asset Quality

The provision for loan losses recorded for the third quarter of 2018 was $486 thousand. The provision for loan losses served to increase the allowance to $6.2 million, or 0.64% of the $954.1 million in loans outstanding. The nonperforming loans to loans held for investment ratio as of September 30, 2018 was 0.35% from 0.44% at June 30, 2018. Annualized net charge-offs were 14 basis points for the third quarter.

Deposits and Borrowings

Deposits totaled $872.6 million as of September 30, 2018, an increase of 3.3% (or 13.1% annualized) from $844.7 million as of June 30, 2018 and 4.5% (or 6.0% annualized) from $835.4 million as of December 31, 2017.  Demand deposits increased by $24.1 million, or 13.3%, from June 30, 2018 and $31.0 million, or 17.5%, from December 31, 2017. Contributing factors included continued implementation of the increase in Treasury Management products and services.  Demand deposits represent 23.8% of total deposits as of September 30, 2018, compared to 21.7% as of June 30, 2018 and 21.2% as of December 31, 2017. The average cost of deposits was 102 basis points for the third quarter of 2018, representing a 23 basis point increase from the third quarter of 2017 and a 10 basis point increase from the second quarter of 2018.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2018 was 4.60%, an increase of 41 basis points from the third quarter of 2017 and 8 basis points from the second quarter of 2018. The tax equivalent net interest margin for the third quarter of 2018 was 4.65%, an increase of 36 basis points from the third quarter of 2017 and 8 basis points from the second quarter of 2018.  The increase from the third quarter of 2017 and the second quarter of 2018 was due primarily to the impact of an increase in interest rates by the Federal Open Market Committee during 2017 and 2018 as well as the Company’s slightly asset sensitive balance sheet.

Net interest income totaled $11.7 million in the third quarter of 2018, an increase of 15.1% from $10.2 million in the third quarter of 2017.  Interest income totaled $14.3 million in the third quarter of 2018, an increase of 16.6% from $12.2 million in the third quarter of 2017.  Interest and fees on loans increased by $2.1 million, or 17.4%, from the third quarter of 2017 due to growth in the loan portfolio and the impact of an increase in interest rates by the Federal Open Market Committee during 2017 and 2018. Interest expense was $2.6 million for the third quarter of 2018, an increase of 23.8% from $2.1 million in the third quarter of 2017. The increase from the third quarter of 2017 was primarily due to an increase in the rate paid on interest-bearing liabilities of 28 basis points.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.6 million in the third quarter of 2018 when compared to $2.1 million in the third quarter of 2017. The primary components of noninterest income in the quarter were gain on sales of loans, net and SBA loan servicing fees and service charges and fees of $1.4 million, $529 thousand and $462 thousand, respectively.

Noninterest expense totaled $10.3 million in the third quarter of 2018, an increase of 20.4% from $8.5 million in the third quarter of 2017. The increase was primarily driven by the seasonality of annual bonuses and the $215 thousand of after-tax merger related expenses during the third quarter of 2018.

The Efficiency ratio was 72.11% for the third quarter 2018, including $215 thousand of after-tax merger related expenses, compared to 69.72%% for the third quarter of 2017.

_______________________________________________________
(1) Adjusted Net Income, Adjusted Diluted Earnings Per Share, Tax Equivalent Net Interest Margin, Tangible Book Value Per Share, and Tangible Equity to Tangible Assets Ratio are all non-GAAP measures. Please see a reconciliation to the nearest respective GAAP measures at the end of this news release.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss its third quarter 2018 results, which will be broadcast live over the Internet, on Wednesday, October 24, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations.  For those who cannot listen to the live call, a replay will be available through October 31, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13683633#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals.  Spirit operates in the Houston, Dallas/Fort Worth and Bryan College Station metropolitan areas.  Please visit https://www.sotb.com for more information.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (Securities Act), on May 4, 2018. Any forward-looking statement speaks only as of the date on which it is made, and Spirit of Texas Bancshares, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,
	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$13,901	$11,842
Interest and dividends on investment securities	202	202
Other interest income	173	200
Total interest income	14,276	12,244
Interest expense:
Interest on deposits	2,197	1,684
Interest on FHLB advances and other borrowings	389	405
Total interest expense	2,586	2,089
Net interest income	11,690	10,155
Provision for loan losses	486	604
Net interest income after provision for loan losses	11,204	9,551
Noninterest income:
Service charges and fees	462	362
SBA loan servicing fees	529	207
Mortgage referral fees	160	158
Gain on sales of loans, net	1,369	1,392
Gain (loss) on sales of other assets	-	(70)
Other noninterest income	47	44
Total noninterest income	2,567	2,093
Noninterest expense:
Salaries and employee benefits	6,623	5,271
Occupancy and equipment expenses	1,279	1,239
Loan and other real estate related expenses	94	20
Professional services	624	410
Data processing and network	302	317
Regulatory assessments and insurance	266	221
Amortization of intangibles	176	176
Advertising	83	147
Marketing	115	118
Telephone expense	120	109
Other operating expenses	599	511
Total noninterest expense	10,281	8,539
Income before income tax expense	3,490	3,105
Income tax expense	719	1,103
Net income	$2,771	$2,002
	$2,986
Earnings per common share:
Basic	$0.28	$0.28
Diluted	$0.27	$0.26

Weighted average common shares outstanding:
Basic	9,792,032	7,279,178
Diluted	10,360,301	7,565,239

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands)
Assets:
Cash and due from banks	$18,212	$17,181	$18,786	$19,054
Interest-bearing deposits in other banks	25,926	35,805	33,509	38,895
Total cash and cash equivalents	44,138	52,986	52,295	57,949
Time deposits in other banks	245	245	245	245
Investment securities:
Available for sale securities, at fair value	33,449	34,519	35,802	37,243
Total investment securities	33,449	34,519	35,802	37,243
Loans held for sale	5,500	7,715	4,530	3,814
Loans:
Loans held for investment	954,074	917,521	882,101	869,119
Less: allowance for loan and lease losses	(6,156)	(6,015)	(5,727)	(5,652)
Loans, net	947,918	911,506	876,374	863,467
Premises and equipment, net	46,135	44,945	43,343	42,189
Accrued interest receivable	3,715	3,195	3,115	3,466
Other real estate owned and repossessed assets	289	289	268	21
Goodwill	4,485	4,485	4,485	4,485
Core deposit intangible	2,959	3,135	3,311	3,486
SBA servicing asset	3,561	3,521	3,512	3,411
Deferred tax asset, net	1,667	1,616	1,588	1,480
Bank-owned life insurance	483	482	480	479
Federal Home Loan Bank and other bank stock, at cost	4,861	4,830	4,802	4,812
Other assets	2,806	3,207	5,328	3,751
Total assets	$1,102,211	$1,076,676	$1,039,478	$1,030,298
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$207,727	$183,618	$178,457	$176,726
Interest-bearing	222,245	220,087	235,831	250,491
Total transaction accounts	429,972	403,705	414,288	427,217
Time deposits	442,638	440,978	426,675	408,151
Total deposits	872,610	844,683	840,963	835,368
Accrued interest payable	475	431	424	407
Short-term borrowings	10,000	15,000	15,000	15,000
Long-term borrowings	64,961	66,191	75,203	76,411
Other liabilities	3,272	2,385	4,909	3,973
Total liabilities	951,318	928,690	936,499	931,159
Stockholders' Equity:
Preferred stock	-	-	-	-
Common stock	127,541	127,344	84,952	82,615
Retained earnings	24,490	21,719	19,038	17,025
Accumulated other comprehensive income (loss)	(1,138)	(1,077)	(1,011)	(501)
Total stockholders' equity	150,893	147,986	102,979	99,139
Total liabilities and stockholders' equity	$1,102,211	$1,076,676	$1,039,478	$1,030,298

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Loan Composition
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands)
Loans:
Commercial and industrial loans (1)	$159,776	$149,988	$137,400	$135,040
Real estate:
1-4 single family residential loans	244,633	238,606	238,382	232,510
Construction, land and development loans	155,778	152,558	143,646	139,470
Commercial real estate loans (including multifamily)	324,212	305,405	289,571	285,731
Consumer loans and leases	18,174	19,588	20,824	22,736
Municipal and other loans	51,501	51,376	52,278	53,632
Total loans held in portfolio	$954,074	$917,521	$882,101	$869,119

(1) Balance includes $75.9 million, $72.4 million, $70.1 million and $67.1 million of the unguaranteed portion of SBA loans as of September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Deposit Composition
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands)
Deposits:
Noninterest-bearing demand deposits	$207,727	$183,618	$178,457	$176,726
Interest-bearing NOW accounts	7,865	7,404	9,475	7,318
Savings and money market accounts	214,380	212,683	226,356	243,173
Time deposits	442,638	440,978	426,675	408,151
Total deposits	$872,610	$844,683	$840,963	$835,368

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended September 30,
	2018			2017
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate

	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$24,007	$140	2.32%	$50,443	$157	1.23%
Loans, including loans held for sale (2)	944,429	13,901	5.84%	867,634	11,842	5.41%
Investment securities and other	39,056	235	2.38%	43,845	245	2.22%
Total interest-earning assets	1,007,492	14,276	5.62%	961,922	12,244	5.05%
Noninterest-earning assets	77,988			61,635
Total assets	$1,085,480			$1,023,557
Interest-bearing liabilities:
Interest-bearing NOW accounts	$7,932	$3	0.15%	$8,634	$3	0.14%
Savings and money market accounts	212,511	338	0.63%	242,289	340	0.56%
Time deposits	442,149	1,856	1.67%	423,390	1,341	1.26%
FHLB advances and other borrowings	77,471	389	1.99%	73,056	405	2.20%
Total interest-bearing liabilities	740,063	2,586	1.39%	747,369	2,089	1.11%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	192,408			170,083
Other liabilities	3,182			3,963
Stockholders' equity	149,827			102,142
Total liabilities and stockholders' equity	$1,085,480			$1,023,557
Net interest rate spread			4.23%			3.94%
Net interest income and margin		$11,690	4.60%		$10,155	4.19%
Net interest income and margin (tax equivalent)(3)		$11,803	4.65%		$10,395	4.29%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% and 34% for the three months ended September 30, 2018 and 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$24,007	$140	2.32%	$41,396	$183	1.77%
Loans, including loans held for sale (2)	944,429	13,901	5.84%	901,103	13,078	5.82%
Investment securities and other	39,056	235	2.38%	40,005	227	2.28%
Total interest-earning assets	1,007,492	14,276	5.62%	982,504	13,488	5.51%
Noninterest-earning assets	77,988			75,278
Total assets	$1,085,480			$1,057,782
Interest-bearing liabilities:
Interest-bearing NOW accounts	$7,932	$3	0.15%	$8,102	$3	0.15%
Savings and money market accounts	212,511	338	0.63%	221,792	337	0.61%
Time deposits	442,149	1,856	1.67%	431,666	1,601	1.49%
FHLB advances and other borrowings	77,471	389	1.99%	85,612	465	2.18%
Total interest-bearing liabilities	740,063	2,586	1.39%	747,172	2,406	1.29%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	192,408			188,628
Other liabilities	3,182			2,855
Stockholders' equity	149,827			119,127
Total liabilities and stockholders' equity	$1,085,480			$1,057,782
Net interest rate spread			4.23%			4.22%
Net interest income and margin		$11,690	4.60%		$11,082	4.52%
Net interest income and margin (tax equivalent)(3)		$11,803	4.65%		$11,196	4.57%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% for the three months ended September 30, 2018 and June 30, 2018, respectively.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this release as being a non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this release may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this release when comparing such non-GAAP financial measures.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Diluted Earnings Per Share
(Unaudited)

	As of or for the Three Months Ended September 30,
	2018	2017
	(Dollars in thousands, except per share data)
Basic and diluted earnings per share - GAAP basis:
Net income	$2,771	$2,002
Less:
Participated securities share of undistributed earnings	-	-
Net income available to common stockholders	$2,771	$2,002
Weighted average number of common shares - basic	9,792,032	7,279,178
Weighted average number of common shares - diluted	10,360,301	7,565,239
Basic earnings per common share	$0.28	$0.28
Diluted earnings per common share	$0.27	$0.26
Basic and diluted earnings per share - Non-GAAP basis:
Net income	$2,771	$2,002
Pre-tax adjustments:
Noninterest expense
Merger related expenses	270	-
Taxes:
Tax effect of adjustments	55	-
Adjusted net income	$2,986	$2,002
Weighted average number of common shares - basic	9,792,032	7,279,178
Weighted average number of common shares - diluted	10,360,301	7,565,239
Basic earnings per common share - Non-GAAP basis	$0.30	$0.28
Diluted earnings per common share - Non-GAAP basis	$0.29	$0.26

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Net Interest Margin on a Fully Taxable Equivalent Basis
(Unaudited)

	As of or for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands, except per share data)
Net interest margin - GAAP basis:
Net interest income	$11,690	$11,082	$10,381	$9,592
Average interst-earning assets	1,007,492	982,504	953,749	935,990
Net interest margin	4.60%	4.52%	4.41%	4.11%
Net interest margin - Non-GAAP basis:
Net interest income	$11,690	$11,082	$10,381	$9,592
Plus:
Impact of fully taxable equivalent adjustment	113	114	116	241
Net interest income on a fully taxable equivalent basis	$11,803	$11,196	$10,497	$9,833
Average interst-earning assets	1,007,492	982,504	953,749	935,990
Net interest margin on a fully taxable equivalent basis - Non-GAAP basis	4.65%	4.57%	4.46%	4.21%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands, except per share data)
Total stockholders' equity	$150,893	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,444	7,620	7,796	7,971
Tangible stockholders' equity	$143,449	$140,366	$95,183	$91,168
Shares outstanding	9,812,481	9,786,611	7,486,611	7,280,183
Book value per share	$15.38	$15.12	$13.76	$13.62
Less:
Goodwill and other intangible assets per share	0.76	0.78	1.05	1.10
Tangible book value per share	$14.62	$14.34	$12.71	$12.52

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Equity to Tangible Assets
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(Dollars in thousands)
Total stockholders' equity to total assets - GAAP basis:
Total stockholders' equity (numerator)	$150,893	$147,986	$102,979	$99,139
Total assets (denominator)	1,102,211	1,076,676	1,039,478	1,030,298
Total stockholders' equity to total assets	13.69%	13.74%	9.91%	9.62%
Tangible equity to tangible assets - Non-GAAP basis:
Tangible equity:
Total stockholders' equity	$150,893	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,444	7,620	7,796	7,971
Total tangible common equity (numerator)	$143,449	$140,366	$95,183	$91,168
Tangible assets:
Total assets	1,102,211	1,076,676	1,039,478	1,030,298
Less:
Goodwill and other intangible assets	7,444	7,620	7,796	7,971
Total tangible assets (denominator)	$1,094,767	$1,069,056	$1,031,682	$1,022,327

Tangible equity to tangible assets	13.10%	13.13%	9.23%	8.92%

Contacts:
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com